Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints RICHARD K. TEMPLETON, CYNTHIA HOFF TROCHU and KEVIN P. MARCH, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 under the Securities Act of 1933 (the “Securities Act”) and any or all amendments or supplements to such Registration Statement with respect to the registration under the Securities Act of the shares of Common Stock, par value $1.00 per share, issuable pursuant to the Texas Instruments 2009 Long-Term Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities indicated on the 20th day of April 2016.

Signature	Title

/S/ RALPH W. BABB, JR. Ralph W. Babb, Jr.	Director

/S/ MARK A. BLINN Mark A. Blinn	Director

/S/ DANIEL A. CARP Daniel A. Carp	Director

/S/ JANET F. CLARK Janet F. Clark	Director

/S/ CARRIE S. COX Carrie S. Cox	Director

/S/ RONALD KIRK Ronald Kirk	Director

/S/ PAMELA H. PATSLEY Pamela H. Patsley	Director

/S/ ROBERT E. SANCHEZ Robert E. Sanchez	Director

/S/ WAYNE R. SANDERS Wayne R. Sanders	Director

/S/ RICHARD K. TEMPLETON Richard K. Templeton	Chairman; President; Chief Executive Officer; Director

/S/ CHRISTINE TODD WHITMAN Christine Todd Whitman	Director

/S/ KEVIN P. MARCH Kevin P. March	Senior Vice President; Chief Financial Officer; Chief Accounting Officer